                                                                      Exhibit 21


                                 TXU GAS COMPANY
                              SUBSIDIARY HIERARCHY

                             AS OF DECEMBER 31, 2001

                                                                                 State or Country
                                                                                 of Incorporation
     TXU Gas Company                                                                  Texas
         TXU Gas Distribution Company (an unincorporated division)
         TXU Lone Star Energy (an unincorporated division)
         TXU Lone Star Pipeline (an unincorporated division)
         TXU Processing Company                                                      Delaware
         TXU Energy Trading Company                                                   Texas
              TXU Energy Trading (California) Company                                 Texas
              TXU Energy Trading (Canada) Company                                     Texas
              TXU Energy Trading Canada Limited                                      Canada
              Energetica de Mexcio, S.A. de C.V. (1)                                 Mexico
              Servicios de Energetica de Mexico, S.A. de C.V. (1)                    Mexico
         ENS Holdings I, Inc.                                                         Texas
         ENS Holdings II, Inc.                                                        Texas
         TXU Vermont Insurance Company                                               Vermont
         ENSERCH E&C Holdings, Inc.                                                  Nevada
              ENSERCH E&C, Inc.                                                      Nevada
              Ebasco Services of Canada Limited                                      Canada
         TXU Gas Capital I                                                           Delaware
         Enserch Finance (II), Inc.                                                   Texas
         Enserch Finance N.V.                                                   Netherlands Antilles
         Enserch House, Inc.                                                          Texas
         TXU Receivables Company                                                     Delaware
         TXU Utility Solutions (Texas) Company                                        Texas
         TXU Utility Solutions (North America) Company                                Texas
         LS Energy, Inc.                                                              Texas
         Lone Star Energy Services, Inc.                                              Texas
         Lone Star Gas Company of Texas, Inc.                                         Texas
         Enserch International Investments Limited                                   Delaware








---------------------------
(1) Joint venture with Gas de France ("GDF"). In order for GDF to consolidate its Mexico entities for tax purposes, GDF owns one more share than TXU Energy Trading Company ("Trading") in each of the companies. The result is they own 50% plus a small fraction of a percent more than Trading.

Except as noted above, the voting stock of each subsidiary company and their subsidiaries and affiliates is wholly owned (100%) by its parent or a wholly-owned affiliate.
                                        Affiliates
                                                        State or County
                                                        of Incorporation
                                                        or Organization

Enserch SACROC Inc. (1)                                      Texas
ENS Holdings Limited Partnership (2 )                        Texas







------------------------

(1) 99.65% owned by Enserch Finance II, Inc. and 0.35% owned by ENS Holdings Limited Partnership.

(2) Limited Partnership: ENS Holdings II, Inc. (99%) and ENS Holdings I, Inc. (1%).